August 13, 2008

New Verde River Mining Co., Inc.
48412 N. Black Canyon Hwy.
New River, AZ 85087

Mr. Gunnison,

As of April 30, 2008, Royal Mines & Minerals Corp's balance sheet has a $102,683 payable due to you, bearing no interest and due in full on January 31, 2008. Please confirm that in consideration of Royal Mines & Minerals Corp releasing, out of escrow, all 2,000,000 shares, you have agreed to extend the payment date on the payable due to you until September 30, 2008 by signing below and faxing it back to 1-866-381-2090.

Respectfully,

Jason S. Mitchell, CFO
Royal Mines & Minerals Corp.

Robert H. Gunnison

8/13/08
Date